UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2020

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way
Houston,	Texas		77070
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:		(281)	872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NBL	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
On July 9, 2020, Noble Energy, Inc. (the “Company”) issued a press release announcing, among other things, certain information for the fiscal quarter ended June 30, 2020. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report and will be published on the Company's website at www.nblenergy.com.
In accordance with General Instruction B.2. of Form 8-K, the information set forth herein is deemed “furnished” and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 7.01. Regulation FD Disclosure
Item 2.02 above is incorporated herein by reference. The information included in this Current Report under Item 7.01, including Exhibit 99.1, is deemed to be “furnished” and shall not be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated July 9, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	July 9, 2020	By:	/s/ Kenneth M. Fisher
Kenneth Fisher
Executive Vice President, Chief Financial Officer